EXHIBIT 10.1

WAIVER AGREEMENT

This Waiver Agreement (this “Waiver”) is made this 30th day of March, 2022, by and between SOBR Safe, Inc., a Delaware corporation (the “Company”), on the one hand; and Armistice Capital Master Fund Ltd. or its registered assigns (the “Holder”), on the other hand.

WHEREAS, the Company previously issued to the Holder that certain 18% Original Issue Discount Convertible Debenture dated September 27, 2021 (the “Debenture”);

WHEREAS, under the terms of the Debenture, the Company was to pay the principal sum of $3,048,780.50 (the “Principal Sum”), on or before March 27, 2022 (the “Maturity Date”);

WHEREAS, in the event the Debenture was not paid in full by the Maturity Date, the Debenture contains certain remedy provisions, including, the payment of the Mandatory Default Amount, as defined in the Debenture (the “Default Penalties”);

WHEREAS, the Holder has agreed to waive the Default Penalties for a period of 21 days from the Maturity Date, such that in the event the Event of Default under the Debenture is cured by the end of the 21-day period, then the Default Penalties will not apply for the Default that occurred on the Maturity Date, in exchange for the consideration listed herein;

WHEREAS, capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Debenture; and

WHEREAS, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

WAIVER

1. Waiver of Section 8(b). The Holder hereby grants to the Company a one-time 21-day waiver from the Default Remedies provisions of Section 8(b) of the Debenture solely with respect to the Company’s failure to pay the outstanding principal sum due under the Debenture by the Maturity Date.

2. Consideration for Waiver. In exchange for the waiver granted by Holder in Section 1, the Company agrees to: (i) amend that certain Common Stock Warrant (the “Original Warrant”) issued by the Company to Holder dated September 27, 2021 to extend the Termination Date (as defined in the Original Warrant) from September 28, 2026 to September 28, 2028; and (ii) issue Holder a second Common Stock Purchase Warrant (the “New Warrant”) entitling the Holder to subscribe for and purchase up to an additional 304,878 shares of the Company’s common stock, expiring March 29, 2029, with all other terms of the warrant the same as the Original Warrant. The Company agrees, within thirty (30) days of the date of this Waiver, to file a Registration Statement on Form S-1 (or, if such form is unavailable for such a registration, on such other form as is available for such registration), covering the resale of all of the shares underlying the New Warrant, which Registration Statement shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits, stock dividends or similar transactions.

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3. Continuing Effect. Except as expressly set forth herein, all of the terms and conditions of the Debenture shall remain in full force and effect and are hereby ratified and confirmed by the parties. Without limiting the generality of the foregoing, nothing contained herein shall be deemed a waiver of any other provision of the Debenture or as a waiver of or consent to any further or future action on the part of any party that would require the waiver or consent of another party.

4. Representations and Warranties. The Holder hereby represents and warrants to the Company, and the Company hereby represents and warrants to the Holder, that (i) it has the full right, power and authority to enter into this Waiver and to perform its obligations hereunder and under the Debenture as amended by this Waiver, and (ii) the execution of this Waiver by the individual whose signature is set forth at the end of this Waiver on behalf of such party, and the delivery of this Waiver by such party, have been duly authorized by all necessary action on the part of such party; and (iii) this Waiver has been executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

5. Counterparts; Choice of Law. This Waiver may be executed in several identical counterparts all of which shall constitute one and the same instrument. This Waiver shall be construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

6. Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Waiver.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers or other authorized signatory, have executed this Waiver as of the date first above written. This Waiver may be signed in counterparts and facsimile signatures are treated as original signatures.

SOBR SAFE, INC.		Address for Notice:
6400 S. Fiddlers Green Circle, Suite 525
Greenwood Village, CO 80111

By:	/s/ David Gandini	Email:
Name:	David Gandini	Fax:
Title:	Chief Executive Officer
With a copy to (which shall not constitute notice):

Law Offices of Craig V. Butler
300 Spectrum Center Drive, Suite 300
Irvine, CA 92618
E-mail:

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR HOLDER FOLLOWS]

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[HOLDER SIGNATURE PAGES TO waiver TO CONVERTIBLE DEBENTURE]

IN WITNESS WHEREOF, the undersigned have caused this Waiver to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: __________Armistice Capital Master Fund Ltd.__________________

Signature of Authorized Signatory of Holder: ____/s/ Steven Boyd__________________

Name of Authorized Signatory: ____Steven Boyd ____________________________________

Title of Authorized Signatory: __CIO of Armistice Capital, LLC, the Investment Manager_____

Email Address of Authorized Signatory: _____________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Holder:

Address for Delivery of Securities to Holder (if not same as address for notice):

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